  As filed with the Securities and Exchange Commission on July 27, 2001


                                                Registration No. 333-62980

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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                --------------

                             Amendment No. 1


                                    to

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                                --------------
                              MAYTAG CORPORATION
            (Exact name of registrant as specified in its charter)

                                --------------

               Delaware                              42-0401785
    (State or other jurisdiction of     (I.R.S. Employer Identification No.)
    incorporation or organization)

                            403 West Fourth Street
                              Newton, Iowa 50208
                                (641) 792-7000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                --------------
                 Steven J. Klyn, Vice President and Treasurer
                              Maytag Corporation
                         403 West Fourth Street North
                              Newton, Iowa 50208
                                (641) 792-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copy To:
                               Dennis V. Osimitz
                                   Pran Jha
                          Sidley Austin Brown & Wood
                                Bank One Plaza
                           10 South Dearborn Street
                            Chicago, Illinois 60603
                                --------------
   Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective as determined by market conditions.
   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


                                --------------
   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
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++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The Information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                SUBJECT TO COMPLETION, DATED JULY 27, 2001

PROSPECTUS SUPPLEMENT

(To Prospectus Dated         , 2001)



                                   $
                               MAYTAG CORPORATION

                    % Public Income NotES (PINES(R)) due 2031

                                   --------

  We are offering $          of   % Public Income NotES due 2031, which we
refer to in this prospectus supplement as "PINES". The PINES will be our senior obligations and will rank equally with all of our other unsecured and
unsubordinated indebtedness. The PINES will mature on             , 2031. We
will pay interest on the PINES on , , and of each year. The first such payment
will be on             , 2001. We may redeem the PINES, in whole or in part, at
any time on or after , at a redemption price equal to 100% of the principal amount redeemed plus accrued and unpaid interest to the redemption date. The PINES will be issued in minimum denominations of $25 and will be increased in multiples of $25.


  We intend to list the PINES on the New York Stock Exchange and expect trading in the PINES on the New York Stock Exchange to begin within 30 days after the original issue date. The PINES are expected to trade "flat". This means that purchasers will not pay and sellers will not receive any accrued and unpaid interest on the PINES that is not included in the trading price.

                                  -----------

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the related prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                  -----------

                                      Per PINES   Total
                                      --------- ----------
Public Offering Price                      %    $
Underwriting Discounts                     %    $
Proceeds to Maytag (before expenses)       %    $

                                  -----------

  The public offering price set forth above does not include accrued interest,
if any. Interest on the PINES will accrue from            , 2001 and must be
paid by the purchaser if the PINES are delivered after            , 2001.

  We have granted the underwriters an option to purchase up to an additional
$            aggregate principal amount of PINES to cover over-allotments, if any. The aggregate principal amount of PINES issued in this offering, together with PINES that are issued to cover any over-allotments, may not exceed $250,000,000 unless we, at our sole discretion, approve increasing such amount.

  The underwriters are severally underwriting the PINES being offered. The underwriters expect to deliver the PINES in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New
York on             , 2001.

  "PINES(R)" is a registered service mark of Salomon Smith Barney Inc.

                                  -----------
                              Salomon Smith Barney

                                  -----------

A.G. Edwards & Sons, Inc.
            Lehman Brothers
                        Merrill Lynch & Co.

                                                      Prudential Securities

                         Banc One Capital Markets, Inc.

            , 2001

    You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of this prospectus supplement.

                                ---------------

                               TABLE OF CONTENTS

                             Prospectus Supplement

                                                                            Page
                                                                            ----
Alternative Settlement Date................................................  S-2

Maytag Corporation.........................................................  S-3

Use of Proceeds............................................................  S-3

Description of the PINES...................................................  S-3

Material Federal Income Tax Consequences...................................  S-6

Underwriting...............................................................  S-9

Legal Matters.............................................................. S-10

Experts.................................................................... S-10

                                   Prospectus

About This Prospectus......................................................    2

Where You Can Find More Information........................................    2

Maytag Corporation.........................................................    4

Use of Proceeds............................................................    4

Ratios of Earnings to Fixed Charges........................................    4

Description of Debt Securities.............................................    4

Description of Warrants....................................................   14

Plan of Distribution.......................................................   16

Legal Matters..............................................................   17

Experts....................................................................   17

                          ALTERNATIVE SETTLEMENT DATE

    It is expected that delivery of the PINES will be made on or about the date specified on the cover page of this prospectus supplement, which will be the fifth business day following the date of this prospectus supplement. Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, the purchasers who wish to trade PINES on the date of this prospectus supplement or the next four succeeding business days will be required to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of PINES who wish to trade PINES on the date of this prospectus supplement or the next four succeeding business days should consult their own advisors.

   In this prospectus supplement, "Maytag", the "Company", "we", "us" and "our" refer to Maytag Corporation.

                               MAYTAG CORPORATION

   Maytag Corporation operates in three business segments: home appliances, commercial appliances and international appliances. We manufacture, sell and service washers, dryers, dishwashers, refrigerators, cooking appliances and floor care products under the Maytag, Hoover, Jenn-Air and Magic Chef brand names. We manufacture, sell and service commercial cooking and vending equipment under the Dixie-Narco, Blodgett and Pitco Frialator brand names. We manufacture and distribute laundry products and refrigerators in China under the RSD brand name through our Rongshida-Maytag joint venture. We were organized as a Delaware corporation in 1925 and our headquarters are located at 403 West Fourth Street, Newton, Iowa 50208, and our telephone number is (641) 792-7000.

                                USE OF PROCEEDS

   The net proceeds to be received by us from the offering, after deducting underwriting discounts and estimated expenses, are estimated to be
approximately $     million. We expect to use the net proceeds from the
offering for general corporate purposes, including repayment of outstanding commercial paper indebtedness which we expect to incur in connection with our pending acquisition of certain assets of Amana Appliance Company, L.P. At July 26, 2001, we had outstanding commercial paper indebtedness of approximately $30 million, maturing no later than 39 days from the date of issue and bearing interest at rates ranging from approximately 3.95% to 4.0% per year. We may invest funds that we do not immediately require in short-term marketable securities.


                            DESCRIPTION OF THE PINES

General

   We provide information to you about the PINES in two separate documents:

  . the accompanying prospectus and

  . this prospectus supplement.

   The following statements about the PINES are summaries and are subject to, and qualified in their entirety by reference to, the prospectus and the indenture referred to in the prospectus. See "Description of Debt Securities" in the prospectus for additional information concerning the PINES and the indenture. The following statements, therefore, do not contain all the information that may be important to you. Not all the defined terms used in this prospectus supplement are defined herein, and you should refer to the prospectus or indenture for the definitions of such terms. The provisions of the indenture set forth the terms of the PINES in greater detail than this prospectus supplement or the prospectus. If the statements herein differ from the provisions of the indenture, the provisions of the indenture control.

   The PINES

  . will be our unsecured obligations,

  . will be issued under the indenture, dated as of June 15, 1987, as amended or supplemented from time to time, between us and Bank One, National Association, formerly known as The First National Bank of Chicago, as trustee,

  . will rank equally with all our other unsecured and unsubordinated indebtedness,

  . will mature on      , 2031,

  . will be issued in minimum denominations of $25 and will be increased in multiples of $25,

  . will be redeemable at our option, in whole or in part, at any time on or
    after      , at a redemption price equal to 100% of the principal amount redeemed plus accrued and unpaid interest to the redemption date,

  . are expected to be listed on the New York Stock Exchange, and

  . are expected to receive ratings equivalent to our current senior long-term debt ratings.

Quarterly Payments

   Interest on the PINES will accrue from      , 2001 at a rate of   % per
annum and will be payable initially on      , 2001 and thereafter quarterly on
     ,      ,       and       of each year (each an "Interest Payment Date").
On an Interest Payment Date, interest will be paid to the persons in whose names the PINES were registered as of the record date. With respect to any Interest Payment Date, the record date will be the 15th day of the month preceding that Interest Payment Date.

   The amount of interest payable for any period will be computed on the basis of twelve 30-day months and a 360-day year. The amount of interest payable for any period shorter than a full quarterly interest period will be computed on the basis of the number of days elapsed in such 90-day quarterly interest period. If any Interest Payment Date falls on a Saturday, Sunday, legal holiday or a day on which banking institutions in the City of New York are authorized by law to close, then payment of interest may be made on the next succeeding business day and no additional interest will accrue because of such delayed payment.

Redemption and Repayment

   The PINES will be redeemable at our option, in whole or in part, at any time
on or after      ,      , upon not less than 30 nor more than 60 days' notice,
at a redemption price equal to 100% of the principal amount redeemed plus accrued and unpaid interest to the redemption date. Additionally, we may at any time repurchase PINES at any price in the open market and may hold, resell or surrender such PINES to the trustee for cancellation. You will not have the right to require us to repay PINES prior to maturity. The PINES are not subject to any sinking fund provision.

Trading Characteristics

   We expect the PINES to trade at a price that takes into account the value, if any, of accrued and unpaid interest. This means that purchasers will not pay, and sellers will not receive, accrued and unpaid interest on the PINES that is not included in their trading price. Any portion of the trading price of a note that is attributable to accrued and unpaid interest will be treated as ordinary interest income for U.S. federal income tax purposes and will not be treated as part of the amount realized for purposes of determining gain or loss on the disposition of the PINES. See generally "Material Federal Income Tax Consequences" below.

Transfer Agent and Paying Agent

   Bank One, National Association is the transfer agent and paying agent for the PINES. Payment of principal and interest will be payable, and the PINES will be transferable, at the office of the paying agent. We may, however, pay interest by wire transfer or check mailed to registered holders of the PINES. At the maturity of the PINES, the principal, together with accrued interest thereon, will be payable in immediately available funds upon surrender of such PINES at the office of the trustee. For so long as the PINES are represented by global securities, payments of interest will be made to The Depository Trust Company, New York, New York or its nominee, as the case may be, which will distribute payments to its beneficial holders in accordance with its customary procedures.

Book-Entry Only

   The PINES initially will be issued only in book-entry form, which means that they will be issued in the form of one or more fully registered global securities that will be deposited with DTC or its nominee and that we will not issue certificates to each beneficial owner of the PINES. Each global security will be issued to DTC who will keep a computerized record of its participants, for example, your broker, whose clients have purchased PINES. The participant will then keep a record of its clients who purchased PINES.


   Payments of principal of and interest on PINES represented by global securities will be made by us to the trustee and then by the trustee to DTC. Neither we, the trustee, any paying agent nor the registrar for the PINES will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the PINES represented by the global securities or for maintaining, supervising or reviewing any records relating to those beneficial interests.


   If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, or if DTC ceases to be a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, we will issue PINES in certificated form in exchange for PINES represented by global securities. If an Event of Default with respect to the PINES has happened and is continuing, we will issue PINES in certificated form in exchange for the PINES represented by global securities. In addition, we may at any time, and in our sole discretion, determine not to have the PINES represented by global securities and, in such event, will issue PINES in certificated form in exchange for PINES represented by global securities. In any such instance, an owner of a beneficial interest in the global securities will be entitled to physical delivery in certificated form of the PINES represented by such global securities equal in principal amount to such beneficial interest and to have such PINES registered in its name. PINES so issued in certificated form will be issued as registered PINES in denominations that are integral multiples of $25.

   A more complete description of the handling of book-entry securities is contained in the prospectus under the caption "Description of Debt Securities-- Book-Entry Debt Securities".

Events of Default

   See "Description of Debt Securities--Events of Default" in the accompanying prospectus.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

   The following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of PINES. It deals only with original purchasers that acquire and hold PINES as capital assets and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, life insurance companies, persons holding PINES as a part of a hedging or conversion transaction or a straddle, or investors whose "functional currency" is not the United States dollar. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), administrative pronouncements, judicial decisions and Treasury Regulations, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein, possibly with retroactive effect. Persons considering the purchase of PINES should consult their own tax advisors concerning the federal income tax consequences of holding PINES in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

   As used herein, the term "U.S. Holder" means a beneficial owner of a PINES who or which is, for United States federal income tax purposes (i) a citizen or resident of the United States; (ii) a corporation or partnership created or organized in or under the laws of the United States or any state thereof (including the District of Columbia); or (iii) an estate or trust treated as a United States person under Section 7701(a)(30) of the Code. The term "Non-U.S. Holder" means any beneficial owner of a PINES that is not a U.S. Holder.

U.S. Holders

 Payments of Interest

   A U.S. Holder will be taxed on payments of interest on PINES as ordinary interest income at the time it accrues or is received in accordance with the U.S. Holder's regular method of accounting for United States federal income tax purposes.

 Disposition of PINES

   A U.S. Holder who disposes of PINES by sale, exchange for other property, or payment by us, will recognize taxable gain or loss equal to the difference between the amount realized on the sale or other disposition (not including any amount attributable to accrued but unpaid interest) and the U.S. Holder's adjusted tax basis in the PINES. Any amount attributable to accrued but unpaid interest will be treated as a payment of interest and taxed in the manner described above under "--Payments of Interest". In general, the U.S. Holder's adjusted tax basis in PINES will be equal to the initial purchase price.

   Gain or loss realized on the sale, exchange or retirement of a PINES will generally be capital gain or loss, and will be long-term capital gain or loss if at the time of sale, exchange or retirement the PINES has been held for more than one year. The excess of net long-term capital gains over net short-term capital losses is generally taxed at a lower rate than ordinary income for individuals. The distinction between capital gain or loss and ordinary income or loss is also relevant for purposes of, among other things, limitations on the deductibility of capital losses.

Non-U.S. Holders

   Subject to the discussion below concerning backup withholding:

     (a) payments of principal and interest on PINES by us or any paying agent to a Non-U.S. Holder generally will not be subject to withholding of United States federal income tax, provided that, in the case of interest,
  (i) the Non-U.S. Holder does not own, actually or constructively, ten percent or more of the total combined voting power of all classes of our stock entitled to vote, (ii) the Non-U.S. Holder is not, for United States federal income tax purposes, a controlled foreign corporation related, directly or indirectly, to us through stock ownership, (iii) the Non-U.S. Holder is not a bank receiving interest described in section 881(c)(3)(A) of the Code, and (iv) the certification requirements under section 871(h) or section 881(c) of the Code and Treasury Regulations thereunder, summarized below, are met; and


     (b) a Non-U.S. Holder generally will not be subject to United States federal income tax on gain realized on the sale, exchange or other disposition of a PINES unless (i) such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain conditions are met or (ii) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States.

   Sections 871(h) and 881(c) of the Code and Treasury Regulations thereunder require that, in order to obtain the exemption from withholding described in paragraph (a) above, (i) the beneficial owner of a PINES must certify, under penalties of perjury, to us or the paying agent, as the case may be, that such owner is a Non-U.S. Holder and must provide its name and address, and United States taxpayer identification number, if any, (ii) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") and holds PINES on behalf of the beneficial owner thereof must certify, under penalties of perjury, to us or the paying agent, as the case may be, that such certificate has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and must furnish us or the paying agent, as the case may be, with a copy thereof, or (iii) the Non-U.S. Holder provides the certification described in clause (i) to a "qualified intermediary" or a "withholding foreign partnership" and certain other conditions are met. A certificate described in this paragraph generally is effective only with respect to payments of interest made to the certifying Non-U.S. Holder after issuance of the certificate in the calendar year of its issuance and the three immediately succeeding calendar years. The certification may be provided on a properly executed IRS Form W-8BEN. Special rules apply to Non-U.S. Holders that are foreign partnerships. In general, the foreign partnership will be required to provide a properly executed IRS Form W-8IMY and attach thereto an appropriate certification by each partner.

   If a Non-U.S. Holder is engaged in a trade or business in the United States, and if interest on a PINES, or gain realized on the sale, exchange or other disposition of a PINES, is effectively connected with the conduct of such trade or business, the Non-U.S. Holder, although exempt from United States withholding, will generally be subject to regular United States income tax on such interest or gain in the same manner as if it were a U.S. Holder. In lieu of the certificate described in the preceding paragraph, such a Non-U.S. Holder will be required to provide us or the paying agent with a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30%, or such lower rate provided by an applicable treaty, of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.


Backup Withholding and Information Reporting

   Information reporting requirements apply to interest and principal payments made to, and to the proceeds of sales before maturity by, certain noncorporate U.S. Holders. In addition, backup withholding at a 31% rate, which rate is scheduled to be reduced periodically through 2005, will apply if (i) the noncorporate U.S. Holder fails to furnish such noncorporate U.S. Holder's TIN, which, for an individual, would be his or her Social Security Number, to the payor in the manner required, (ii) the noncorporate U.S. Holder furnishes an incorrect TIN and the payor is so notified by the Internal Revenue Service,
(iii) the payor is notified by the Internal Revenue Service that the noncorporate U.S. Holder has failed properly to report payments of interest and dividends or (iv) in certain circumstances, the noncorporate U.S. Holder fails to certify, under penalties of perjury, that it has not been notified by the Internal Revenue Service that it is subject to backup withholding for failure properly to report interest and dividend payments. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations, within the meaning of Section 7701(a) of the Code, and tax-exempt organizations.

   In the case of a non-U.S. Holder, backup withholding and information reporting will not apply to payments made outside the United States by us or a paying agent if the appropriate certification is received, provided that (i) we or the paying agent, as the case may be, does not have actual knowledge that the payee is a U.S. Holder and (ii) certain other conditions are satisfied. Unless the payor has actual knowledge that the payee is a U.S. Holder, backup withholding generally will not apply to (i) payments of interest made outside the United States to certain offshore accounts and (ii) payments on the sale, exchange, redemption, retirement or other disposition of a PINES effected outside the United States. However, information reporting (but not backup withholding) will apply to payments of interest made by a payor outside the United States and payments on the sale, exchange, redemption, retirement or other disposition of a PINES effected outside the United States if payment is made by a payor that is, for United States federal income tax purposes, (a) a United States person, (b) a controlled foreign corporation, (c) a United States branch of a foreign bank or foreign insurance company, (d) a foreign partnership controlled by United States persons or engaged in a United States trade or business or (e) a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, unless such payor or broker has in its records documentary evidence that the beneficial owner is not a U.S. Holder and certain other conditions are met or the beneficial owner otherwise establishes an exemption.


   Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the beneficial owner's United States federal income tax liability provided the required information is furnished to the IRS.

   THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A BENEFICIAL OWNER'S PARTICULAR SITUATION. POTENTIAL BENEFICIAL OWNERS OF PINES SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF PINES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES OR OTHER TAX LAWS.

                                  UNDERWRITING

   Salomon Smith Barney Inc. is acting as the representative of the underwriters named below.

   Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of PINES set forth opposite the underwriter's name.



                                                                Principal Amount
   Underwriter                                                      of PINES
   -----------                                                  ----------------
   Salomon Smith Barney Inc. ..................................
   A.G. Edwards & Sons, Inc....................................
   Lehman Brothers Inc.........................................
   Merrill Lynch, Pierce, Fenner & Smith
            Incorporated.......................................
   Prudential Securities Incorporated..........................
   Banc One Capital Markets, Inc...............................
                                                                  -----------
       Total...................................................   $
                                                                  ===========


   The underwriting agreement provides that the obligations of the underwriters to purchase the PINES included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the PINES if they purchase any of the PINES.

   The underwriters propose to offer some of the PINES directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the PINES to dealers at the public offering price less a
concession not to exceed $       per $25 note. The underwriters may allow, and
dealers may reallow, a concession not to exceed $       per $25 note on sales
to other dealers. After the initial offering of the PINES to the public, the representatives may change the public offering price and concessions.

   The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the PINES).

                                                                  Paid by Maytag
                                                                  --------------
   Per PINES.....................................................         %

   Prior to this offering, there has been no public market for the PINES. We intend to list the PINES on the New York Stock Exchange, and we expect trading in the PINES on the New York Stock Exchange to begin within 30 days after the original issue date. In order to meet one of the requirements for listing the PINES, the underwriters will undertake to sell lots of 100 or more PINES to a minimum of 400 beneficial holders.

   The PINES are a new issue of securities with no established trading market. The underwriters have advised us that they intend to make a market in the PINES but are not obligated to do so and may discontinue market making at any time without notice. Neither we nor the underwriters can assure you that the trading market for the PINES will be liquid.

   We have granted the underwriters an option, exercisable until      , 2001,
to purchase up to an additional $       aggregate principal amount of PINES at
the public offering price less the underwriting discount. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any, in connection with this offering. The aggregate principal amount of PINES issued in this offering, together with PINES that are issued to cover any over-allotments, may not exceed $250,000,000 unless we, at our sole discretion, approve increasing such amount. To the extent the option is exercised, each underwriter must purchase a principal amount of additional PINES approximately proportionate to that underwriter's initial purchase commitment.

   In connection with this offering, Salomon Smith Barney Inc., on behalf of the underwriters, may purchase and sell PINES in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of PINES in excess of the principal amount of PINES to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the PINES in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of PINES made for the purpose of preventing or retarding a decline in the market price of the PINES while the offering is in progress.

   The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when Salomon Smith Barney Inc., in covering syndicate short positions or making stabilizing purchases, repurchases PINES originally sold by that syndicate member.

   Any of these activities may have the effect of preventing or retarding a decline in the market price of the PINES. They may also cause the price of the PINES to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

   We estimate that our total expenses for this offering will be approximately $400,000.


   The underwriters have performed investment banking and advisory services for us from time to time for which they have received customary fees and expenses. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business. Certain of the underwriters participating in this offering are dealers under our commercial paper program, and may receive proceeds from this offering as a result of their ownership of some of our commercial paper. In addition, certain of the underwriters, or their affiliates, are lenders under our existing credit facilities. Bank One, National Association, the trustee for the PINES, is an affiliate of Banc One Capital Markets, Inc. This offering is being conducted pursuant to NASD Conduct Rule 2710 (c) (8).


   We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make because of any of these liabilities.

   It is expected that delivery of the PINES will be made on or about the date specified on the cover page of this prospectus supplement, which will be the fifth business day following the date of this prospectus supplement. Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, the purchasers who wish to trade PINES on the date of this prospectus supplement or the next four succeeding business days will be required to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of PINES who wish to trade PINES on the date of this prospectus supplement or the next four succeeding business days should consult their own advisors.

                                 LEGAL MATTERS

   Legal matters relating to the securities will be passed upon for us by Roger
K. Scholten, our Senior Vice President, General Counsel and Assistant Secretary, and Sidley Austin Brown & Wood, Chicago, Illinois and for the underwriters by Winston & Strawn, Chicago, Illinois. Mr. Scholten is an officer and full-time employee of ours and the beneficial owner of our common stock.

                                    EXPERTS

   Our consolidated financial statements and schedule appearing in our Annual Report (Form 10-K) for the year ended December 31, 2000 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included in our Annual Report (Form 10-K) and incorporated herein by reference. These consolidated financial statements and schedule are incorporated herein by reference in reliance upon the report of Ernst & Young LLP given on the authority of said firm as experts in accounting and auditing.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                SUBJECT TO COMPLETION, DATED JULY 27, 2001


Prospectus
--------------------------------------------------------------------------------

                                  $750,000,000

                               Maytag Corporation

                              Debt Securities and
                      Warrants to Purchase Debt Securities

--------------------------------------------------------------------------------

  By this prospectus, we may offer in one or more discrete offerings up to $750,000,000 of our debt securities and warrants to purchase debt securities. The debt securities may be issued in one or more series and will be unsecured. We will determine the terms for the debt securities and warrants at the time of sale. We will provide the specific terms of the debt securities and warrants in one or more supplements to this prospectus. You should read this prospectus and the applicable supplements carefully before you invest.

  This prospectus may be used to offer and sell these securities only if accompanied by a prospectus supplement.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.




--------------------------------------------------------------------------------
                   The date of this Prospectus is      , 2001

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
About This Prospectus......................................................   2
Where You Can Find More Information........................................   2
Maytag Corporation.........................................................   4
Use of Proceeds............................................................   4
Ratios of Earnings to Fixed Charges........................................   4
Description of Debt Securities.............................................   4
Description of Warrants....................................................  14
Plan of Distribution.......................................................  16
Legal Matters..............................................................  17
Experts....................................................................  17

                             ABOUT THIS PROSPECTUS

   This prospectus is part of a registration statement (No. 333-62980) that we filed with the Securities and Exchange Commission ("SEC") utilizing a "shelf" registration process. Under this shelf process, we may offer the debt securities and warrants described in this prospectus in one or more offerings with a total aggregate principal amount or initial purchase price not to exceed $750,000,000. The debt securities and the warrants are collectively called the "securities." This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement and, if applicable, a pricing supplement. The prospectus supplement and any applicable pricing supplement will describe the specific amounts, prices and terms of the debt securities being offered and, in the case of warrants, will describe the debt securities issuable upon exercise of the warrants and the offering price, if any, exercise price, duration or any other terms of the warrants. The prospectus supplement and any applicable pricing supplement may also add, update or change the information in this prospectus. Please carefully read this prospectus, the applicable prospectus supplement and any applicable pricing supplement, together with the information contained in the documents referred to under the heading "Where You Can Find More Information."


                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC's web site at http://www.sec.gov. Our common stock is listed on the New York Stock Exchange, and you may inspect our SEC filings at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005.

   The SEC allows us to "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to previously filed documents. The information incorporated by reference is considered to be part of this prospectus, unless we update or supersede that information by the information contained in this prospectus or a prospectus supplement or by information that we file subsequently that is incorporated by reference into this prospectus. We are incorporating by reference the following documents that we have filed with the SEC (file number 1-00655) and our future filings with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering of the securities is completed:

  . Annual Report on Form 10-K for the year ended December 31, 2000,

  . Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, and

  . Current Reports on Form 8-K dated February 1, 2001, March 28, 2001, June
    8, 2001, June 21, 2001 and July 19, 2001.

   This prospectus is part of a registration statement we have filed with the SEC relating to the securities. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and schedules for more information about us and our securities. The registration statement, exhibits and schedules are also available at the SEC's Public Reference Room or through its web site.

   You may obtain a copy of these filings, at no cost, by writing to or telephoning us at the following address:

     Maytag Corporation
     Communications Department
     403 West Fourth Street North
     Newton, Iowa 50208
     Telephone (641) 787-6361.

   You should rely only on the information incorporated by reference or provided in this prospectus and the applicable prospectus supplement, and in any pricing supplement. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, any applicable prospectus supplement or any pricing supplement is accurate as of any date other than the date on the cover of the document. We are not making an offer of the securities in any state in which the offer or sale is not permitted.

                               MAYTAG CORPORATION

   Maytag Corporation operates in three business segments: home appliances, commercial appliances and international appliances. We manufacture, sell and service washers, dryers, dishwashers, refrigerators, cooking appliances and floor care products under the Maytag, Hoover, Jenn-Air and Magic Chef brand names. We manufacture, sell and service commercial cooking and vending equipment under the Dixie-Narco, Blodgett and Pitco Frialator brand names. We manufacture and distribute laundry products and refrigerators in China under the RSD brand name through our Rongshida-Maytag joint venture. We were organized as a Delaware corporation in 1925 and our headquarters are located at 403 West Fourth Street, Newton, Iowa 50208, and our telephone number is (641) 792-7000.

                                USE OF PROCEEDS

   Unless we state otherwise in the applicable prospectus supplement, we expect to add substantially all of the net proceeds from the sale of the securities to our general funds to be used for general corporate purposes, including securities repurchase programs, capital expenditures, working capital, repayment or reduction of long-term and short-term debt and the financing of acquisitions. We may invest funds that we do not immediately require in short-term marketable securities.

                      RATIOS OF EARNINGS TO FIXED CHARGES

   The following table sets forth our ratios of earnings to fixed charges for each of the periods indicated as follows:

                                               Quarter     Fiscal Year Ended
                                                Ended         December 31,
                                              March 31, ------------------------
                                                2001    2000 1999 1998 1997 1996
                                              --------- ---- ---- ---- ---- ----
Ratio of earnings to fixed charges...........   3.88    5.22 8.95 7.72 5.26 4.78

   The ratio of earnings to fixed charges was computed by dividing "earnings," the sum of income from continuing operations before taxes on income and fixed charges, by total fixed charges. "Fixed charges" consists of interest on indebtedness and an imputed interest portion of the rent expense on operating leases.


                         DESCRIPTION OF DEBT SECURITIES

General

   The debt securities will be issued under an indenture dated as of June 15, 1987, as amended or supplemented from time to time, between us and Bank One, National Association, formerly known as The First National Bank of Chicago, as trustee. The following brief summary of the indenture and the debt securities is subject to the detailed provisions of the indenture, a copy of which is an exhibit to the registration statement. Wherever we refer to particular provisions of the indenture, such provisions are incorporated by reference as a part of the statements made in this document and such statements are qualified in their entirety by such reference. References in italics are to section numbers of the indenture.

   The indenture does not limit the amount of debt securities which we may issue under the indenture. It provides that debt securities may be issued from time to time in one or more series. We have previously issued debt securities pursuant to the indenture. The debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.

   The indenture limits our ability to incur specified types of secured indebtedness and to engage in specified types of sale and lease-back transactions. See "Restrictive Covenants" below. The indenture does not restrict our ability to incur unsecured indebtedness or, except as described under "Restrictive Covenants" below, to engage in corporate transactions or reorganizations which have the effect of increasing our indebtedness. Accordingly, unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that afford holders protection against our incurring additional indebtedness or, except as described under "Restrictive Covenants", engaging in corporate transactions or reorganizations. As a result, we could become highly leveraged.

   The applicable prospectus supplement, including any pricing supplement, will describe specific terms relating to the series of debt securities being offered and may contain a description of the following terms of the debt securities:

  . the title of the debt securities;

  . the limit, if any, upon the aggregate principal amount of the debt securities;

  . the date or dates on which the principal of the debt securities will be payable;

  . the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any; the date or dates from which interest will accrue; the dates on which interest will be payable; and the regular record dates for payment of interest;

  . the place or places where the principal of, and premium, if any, and interest on the debt securities will be payable;

  . the terms and conditions upon which we may redeem the debt securities, in whole or in part, at our option;

  . the terms and conditions under which we may be obligated to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder;

  . if other than denominations of $1,000 and any integral multiple of $1,000, the currency or composite currencies and denominations in which the debt securities will be issuable;

  . if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities which will be payable upon the declaration of acceleration of the maturity of the debt securities;

  . any additional events of default with respect to the debt securities, if any, other than those set forth in the indenture; and

  . any other terms of the debt securities not inconsistent with the provisions of the indenture. (Section 301)

   Unless otherwise indicated in the applicable prospectus supplement, the principal of, and any premium or interest on, the debt securities will be payable, and the debt securities will be exchangeable and transfers of the debt securities can be registered at the Corporate Trust Office of the trustee at 1 Bank One Plaza, Suite IL 1-0823, Chicago, Illinois or at its agency in Manhattan, New York; provided, that, at our option, payment of interest may be made by check mailed to the address of the party entitled thereto as it appears in the security register. (Sections 202, 301, 305 and 1002)

   Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued in United States dollars in fully registered form, without coupons, in denominations of $1,000 or any multiples of $1,000. (Section 302) No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such transactions other than certain exchanges not involving any transfer. (Sections 304, 305, 906 and 1107)


   The debt securities may be issued under the indenture bearing no interest or interest at a rate below the prevailing market rate at the time of issuance and be offered and sold at a discount below their stated principal amount. We will describe any federal income tax, accounting and other considerations applicable to these discounted debt securities in the applicable prospectus supplement. (Sections 101 and 502)

Restrictive Covenants

   Restrictions Upon Secured Debt. The indenture provides that neither we nor any Restricted Subsidiary will create, incur, issue, assume or guarantee any indebtedness for borrowed money secured by a mortgage, security interest, pledge or lien ("mortgage") of or upon any Principal Property or any shares of stock or indebtedness of any Restricted Subsidiary, whether owned at the date of the indenture or acquired after the date of the indenture, without effectively providing that the debt securities, together with, if we so determine, any other indebtedness created, incurred, issued, assumed or guaranteed by us or any Restricted Subsidiary and then existing or thereafter created, will be secured equally and ratably with or, at our option, prior to the indebtedness so long as the indebtedness will be secured.

   This restriction will not apply to:

  . mortgages on any property acquired, constructed or improved by, or on any shares of capital stock or indebtedness acquired by, us or any Restricted Subsidiary after the date of the indenture to secure the payment of any part of the purchase price of the property, shares of capital stock or indebtedness upon acquisition by us or any Restricted Subsidiary or to secure any indebtedness issued, assumed or guaranteed by us or any Restricted Subsidiary to finance or refinance all or any part of the purchase price of the property, shares of capital stock or indebtedness or, in the case of property, the cost of construction of the property or improvements on the property; provided, that, the mortgage shall not apply to any property, shares of capital stock or indebtedness previously owned by us or any Restricted Subsidiary, other than any previously unimproved or substantially unimproved real property on which the property to be constructed or improved is located, prior to the time of or within 270 days after either of the following:


    --in the case of property, the later of the acquisition, completion of construction (including any improvements on existing property) or commencement of commercial operation of the property; or

    --in the case of shares of capital stock or indebtedness, the acquisition of the shares of capital stock or indebtedness;

  . mortgages on any property, shares of capital stock or indebtedness existing at the time they are acquired by us or any Restricted Subsidiary;

  . mortgages on property of a corporation existing at the time the corporation is merged with or into or consolidated with us or any Restricted Subsidiary or at the time of a sale or transfer of the properties of the corporation as an entirety or substantially as an entirety to us or any Restricted Subsidiary;

  . mortgages on any property of, or shares of capital stock or indebtedness of, a corporation existing at the time the corporation becomes a Restricted Subsidiary;

  . mortgages to secure indebtedness of any Restricted Subsidiary to us or another Restricted Subsidiary;

  . mortgages in favor of specified governmental bodies to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure indebtedness incurred or guaranteed to finance or refinance all or any part of the purchase price of the property, shares of capital stock or indebtedness subject to the mortgages, or the cost of constructing or improving the property subject to the mortgages; and

  . extensions, renewals or replacements of any mortgage existing on the date of the indenture or any mortgage referred to above; provided, however, that the principal amount of indebtedness secured by the mortgage may not exceed the principal amount of indebtedness secured at the time of the extension, renewal or replacement, and that the extension, renewal or replacement must be limited to all or a part of the property, plus improvements and construction on the property, shares of capital stock or indebtedness which was subject to the mortgage that was extended, renewed or replaced. (Section 1006)

   Notwithstanding the restrictions outlined above, we or any Restricted Subsidiary may, without equally and ratably securing the debt securities, issue, assume or guarantee indebtedness secured by a mortgage not permitted as described above, if the aggregate amount of the indebtedness, together with all other indebtedness of, or indebtedness that we or our Restricted Subsidiaries guarantee existing at that time and secured by mortgages not permitted as described above and the Attributable Debt existing in respect of Sale and Lease-Back Transactions existing at that time, other than Sale and Lease-Back Transactions permitted as described above without equally and ratably securing the debt securities whose proceeds have been applied, within 270 days after the effective date of the arrangement, to the prepayment or retirement, other than any mandatory prepayment or retirement, of long-term indebtedness and Sale and Lease-Back Transactions in which the property involved would have been permitted to be mortgaged under the above provisions, does not at the time exceed 10% of Consolidated Net Tangible Assets. (Sections 1006 and 1007)

   Restrictions on Sale and Lease-Back Transactions. The indenture provides that neither we nor any Restricted Subsidiary will enter into any Sale and Lease-Back Transactions with respect to any Principal Property unless:

  . the provisions described in the first or sixth paragraphs under "Restrictive Covenants--Restrictions Upon Secured Debt" entitle us or the Restricted Subsidiary to issue, assume or guarantee indebtedness secured by a mortgage on the property to be leased without equally and ratably securing the debt securities; or

  . the last paragraph under "Restrictive Covenants--Restrictions Upon
    Secured Debt" entitles us or the Restricted Subsidiary to issue, assume or guarantee indebtedness secured by a mortgage on the property in an amount at least equal to the Attributable Debt in respect of the Sale and Lease-Back Transaction without equally and ratably securing the debt securities; or

  . we apply, within 270 days after the effective date of the transaction, an amount equal to the Attributable Debt in respect of the transaction to the payment or retirement, other than any mandatory prepayment or retirement, of indebtedness which we or any Restricted Subsidiary incurred or assumed which by its terms matures or is extendible or renewable at the option of the obligor to a date more than twelve months after the date of the creation of the indebtedness. (Sections 1006 and
    1007)

 Certain Definitions

   "Attributable Debt" is defined in the indenture to mean, in the context of a Sale and Lease-Back Transaction, the present value, discounted at the rate of interest implicit in the lease involved in the Sale and Lease-Back Transaction, as determined in good faith by us, of the obligation of the lessee under the lease for rental payments, excluding, however, any amounts required to be paid by the lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by the lessee under the lease contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges, during the remaining term of the lease, including any period for which the lease has been extended or may, at the option of the lessor, be extended. (Section 101)

   "Consolidated Net Tangible Assets" is defined in the indenture to mean the total amount of assets, less applicable reserves, less:

  . all current liabilities, excluding any liabilities which are by their terms extendible or renewable at the option of the obligor to a time more than 12 months after the time as of which the amount thereof is being computed and excluding current maturities of long-term indebtedness; and

  . all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as shown in our audited consolidated balance sheet contained in our then most recent annual report to stockholders, except that assets shall include an amount equal to the Attributable Debt in respect of any Sale and Lease-Back Transaction not capitalized on the audited consolidated balance sheet. (Section 101)

   "Holder" is defined in the indenture to mean a Person in whose name a debt security is registered in the security register. (Section 101)

   "Principal Property" is defined in the indenture to mean any manufacturing plant or manufacturing facility located within the United States of America, having a gross book value in excess of 1% of Consolidated Net Tangible Assets at the time of determination and owned by us or any Restricted Subsidiary, in each case, except for any manufacturing plant or manufacturing facility, or any portion of any manufacturing plant or manufacturing facility, which, in the opinion of our board of directors, is not of material importance to the total business conducted by us and our Restricted Subsidiaries taken as a whole or any portion of a manufacturing plant or manufacturing facility found not to be of material importance to the use or operation of the manufacturing plant or manufacturing facility. (Section 101)

   "Restricted Subsidiary" is defined in the indenture to mean any Subsidiary substantially all of the property of which is located, or substantially all of the business of which is carried on, within the United States of America, other than its territories or possessions and other than Puerto Rico, and which owns a Principal Property; provided, however, that any Subsidiary which is principally engaged in financing operations outside the United States of America or which is principally engaged in leasing or in financing installment receivables will not be deemed a Restricted Subsidiary. (Section 101)

   "Sale and Lease-Back Transaction" is defined in the indenture to mean the leasing by us or any Restricted Subsidiary of any Principal Property, whether owned at the date of the indenture or acquired after the date of the indenture, except for temporary leases for a term, including any renewal term, of not more than three years and except for leases between us and any Restricted Subsidiary, between any Restricted Subsidiary and us or between Restricted Subsidiaries, which property has been or is to be sold or transferred by us or the Restricted Subsidiary to any party with the intention of taking back a lease of the property. (Sections 101 and 1007)

   "Subsidiary" is defined in the indenture to mean any corporation more than 50% of the outstanding voting stock of which is at the time owned, directly or indirectly, by us and/or by one or more other Subsidiaries. (Section 101)

Events of Default

   With respect to the debt securities of any series, an "Event of Default" is defined in the indenture as being:

  . default for 30 days in payment of any interest upon the debt securities of that series;

  . default in payment of the principal of or premium, if any, on the debt securities of that series when due at maturity;

  . failure to deposit any sinking fund payment in respect of the debt securities of that series when due;

  . our default in the performance of any other of our covenants or warranties in the indenture applicable to us which has not been remedied for a period of 90 days after written notice of default;

  . certain events of our bankruptcy, insolvency or reorganization; and


  . any other event of default provided with respect to the debt securities.
    (Section 501)

   The indenture provides that if an Event of Default with respect to debt securities of any series at the time outstanding has occurred and is continuing, either the trustee or the holders of at least 25% in principal amount of the debt securities of that series then outstanding may declare the principal amount, or, if the debt securities of that series provide for an amount less than the principal amount of the debt securities to be due and payable upon a declaration of maturity of the debt securities upon an Event of Default, the portion of the principal amount specified in the terms of that series, of all of the debt securities of that series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain conditions, rescind and annul the acceleration if all Events of Default, other than the nonpayment of accelerated principal, with respect to debt securities of that series have been cured or waived as provided in the indenture. (Section
502) For information as to waiver of defaults, see "Modification and Waiver." The applicable prospectus supplement relating to any series of debt securities which provide for an amount less than the principal amount of the debt securities to be due and payable upon a declaration of maturity of the debt securities upon an Event of Default will contain provisions describing the terms governing the declaration of maturity upon an Event of Default and the continuation of an Event of Default.

   The indenture provides that, subject to the duties of the trustee to act with the required standard of care if an Event of Default has occurred and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities, unless the holders have offered to the trustee reasonable security or indemnity. (Sections 601 and 603) Subject to the provisions for security or indemnification of the trustee and certain other restrictions, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 512)

   No holder of any debt security of any series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless the trustee has failed to institute a proceeding for 60 days after the holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series and unless the holders of at least 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable security or indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the request. (Section 507) However, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and any interest, as provided for in the indenture, on the debt security on the date or dates they are to be paid as expressed in the debt security and to institute suit for the enforcement of that payment. (Section 508)

   We will be required to furnish to the trustee annually a statement as to the absence of certain defaults under the indenture. (Section 1008) The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default (except in payment of principal, premium, if any, or interest or in sinking fund payments) with respect to debt securities of that series if it considers it in the interest of the holders of debt securities of that series to do so. (Section 602)

Modification and Waiver

   With respect to the debt securities, we and the trustee may modify or amend the indenture with the consent of the holders of 66 2/3% in aggregate principal amount of the outstanding debt securities. However, no modification or amendment may, without the consent of the holders of all then outstanding debt securities:

  . change the due date of the principal of, or any installment of principal of or interest on, any debt securities;

  . reduce the principal amount of, any premium or rate of interest on, any debt securities;

  . reduce the principal amount of any debt securities providing for an amount less than the principal amount of the debt securities to be due and payable upon a declaration of maturity of the debt securities upon an Event of Default payable upon declaration of maturity of the debt securities;

  . change the place or currency of payment of principal of, or any premium or interest on, any debt securities;

  . impair the right to institute suit for the enforcement of any payment on or with respect to any debt securities after the due date of the debt securities; or

  . reduce the percentage in principal amount of any debt securities then outstanding, the consent of whose holders is required for modification or amendment of the indenture, for waiver of compliance with specified provisions of the indenture or for waiver of specified defaults. (Section
    902)

   The holders of 66 2/3% in aggregate principal amount of the outstanding debt securities may waive future compliance by us with restrictive covenants identified in the indenture. (Section 1009) The holders of a majority in principal amount of the outstanding debt securities may waive any past default under the indenture with respect to the debt securities, except a default in the payment of the principal of or premium, if any, or any interest on any debt securities or a provision that cannot be modified or amended without the consent of the holders of all outstanding debt securities. (Section 513)

Defeasance

   Defeasance and Discharge. The indenture provides that, to the extent provided in any series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series, except for certain obligations to register the transfer or exchange of debt securities of the series, to replace stolen, destroyed, lost or mutilated debt securities of the series, to maintain paying agencies, to compensate and indemnify the trustee or to furnish the trustee, if the trustee is not the registrar, with the names and addresses of holders of debt securities of the series. We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or securities of the government which issues the currency in which the debt securities of that series are payable or securities of agencies backed by the full faith and credit of that government, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of those debt securities. (Sections 1302 and 1304)

   This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and the opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the defeasance had not occurred. (Section 1304)

   In addition, we may also obtain a discharge of the indenture with respect to all debt securities issued under the indenture by depositing with the trustee, in trust, money sufficient to pay on the date the payments are due or upon redemption of all of the debt securities; provided, that, the debt securities are by their terms to become due and payable within one year or are to be called for redemption within one year. (Section 401)

   Defeasance of Certain Covenants. The indenture provides that, if provided by the terms of the applicable series of debt securities, upon compliance with conditions contained in the indenture:

  . we may omit to comply with the covenants described under "Restrictive
    Covenants--Restrictions Upon Secured Debt", "--Restrictions on Sale and Lease-Back Transactions" and "Consolidation, Merger and Sale of Assets", and all other obligations under the debt securities of the series will remain in full force and effect; and

  . any omission to comply with those covenants will not constitute an Event of Default with respect to the debt securities of that series; this is referred to as "covenant defeasance". (Sections 1303 and 1304)

   The conditions include:

  . depositing with the trustee money and/or securities of the government which issues the currency in which the debt securities of that series are payable or securities of agencies backed by the full faith and credit of that government, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of those debt securities; and

  . delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 1304)

   Covenant Defeasance and Certain Other Events of Default. In the event we exercise our option to effect a covenant defeasance with respect to the debt securities of any series as described above and the debt securities of that series are later declared due and payable because of the occurrence of any Event of Default other than the Event of Default caused by failing to comply with the covenants which are defeased, the amount of money and securities on deposit with the trustee would be sufficient to pay amounts due on the debt securities of that series at the time of the dates the payments are due but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we would remain liable for the payments. (Section 301)

Consolidation, Merger and Sale of Assets

   The indenture provides that we may consolidate with or merge into any other corporation, or lease, sell or transfer all or substantially all of our property and assets if:

  . the corporation formed by the consolidation or into which we are merged, or the party which acquires by lease, sale or transfer all or substantially all of our property and assets, assumes the payment of the principal of, and premium, if any, and interest on, all debt securities and the performance and observance of all covenants and conditions of the indenture by executing and delivering to the trustee a supplemental indenture; and

  . immediately after giving effect to the transaction and treating indebtedness for borrowed money which becomes an obligation of us or a Restricted Subsidiary as a result of the transaction as having been incurred by us or the Restricted Subsidiary at the time of the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing. (Section 801)

   If, upon any consolidation or merger, or upon any lease, sale or transfer of all or substantially all of our property and assets, any Principal Property or any shares of capital stock or indebtedness of any Restricted Subsidiary, owned immediately prior to the transaction, would become subject to any mortgage, security interest, pledge or lien securing any indebtedness for borrowed money of, or guaranteed by, the other corporation or party, other than any mortgage, security interest, pledge or lien permitted as described under "Restrictive Covenants--Restrictions Upon Secured Debt" above, we, prior to the consolidation, merger, lease, sale or transfer, will by executing and delivering to the trustee a supplemental indenture secure the due and punctual payment of the principal of, premium, if any, and interest on the debt securities, together with, if we so determine, any other indebtedness of, or guaranteed by, us or any Restricted Subsidiary and then existing or later created, equally and ratably with, or, at our option, prior to, the indebtedness secured by the mortgage, security interest, pledge or lien. (Section 802)

Book-Entry Debt Securities

   We may issue the debt securities of a series in the form of one or more global securities which will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. We will make payments of principal of, premium, if any, and interest on debt securities represented by a global security to the trustee and then by the trustee to the depositary.

   We anticipate that any global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, that the global securities will be registered in the name of DTC's nominee, and that the following provisions will apply to the depositary arrangements with respect to any of the global securities. We will describe additional or differing terms of the depositary arrangements in the applicable prospectus supplement.


   So long as DTC or its nominee is the registered owner of the global security, DTC or its nominee, as the case may be, will be considered the sole holder of the debt securities represented by the global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities in certificated form and will not be considered the owners or holders of the global security under the indenture. The laws of some states require that certain purchasers of securities take physical delivery of the securities in certificated form; accordingly, the laws may limit the transferability of beneficial interests in a global security.

   If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, or if DTC ceases to be a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act, we will issue individual debt securities in certificated form in exchange for debt securities represented by global securities. In addition, we may at any time, and in our sole discretion, determine not to have one or more debt securities represented by one or more global securities and, in such event, will issue individual debt securities in certificated form in exchange for debt securities represented by global securities. If debt securities of any series shall have been issued in the form of one or more debt securities represented by global securities and if an Event of Default with respect to the debt securities of the series has happened and is continuing, we will issue individual debt securities in certificated form in exchange for the debt securities represented by global securities.

   The following is based on information furnished by DTC:

   DTC will act as securities depositary for debt securities represented by one or more global securities. The debt securities will be issued as fully-registered debt securities registered in the name of Cede & Co., DTC's partnership nominee, or another name as may be requested by an authorized representative of DTC. One fully-registered global security will be issued for each issue of debt securities, in the aggregate principal amount of the issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds the maximum principal amount permitted by DTC, one global security will be issued with respect to the maximum principal amount and an additional global security will be issued with respect to any remaining principal amount of that issue.

   DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

   DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

   DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

   Purchases of debt securities represented by one or more global securities under DTC's system must be made by or through direct participants, which will receive a credit for the global securities on DTC's records. The ownership interest of each beneficial owner of each global security is in turn recorded on the direct and indirect participants' records. A beneficial owner will not receive written confirmation from DTC of its purchase, but is expected to receive a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in global securities will be accomplished by entries made on the books of participants acting on behalf of the beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in global securities, except in the event that use of the book-entry system for one or more global securities is discontinued.

   To facilitate subsequent transfers, all global securities deposited by participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or another name as may be requested by an authorized representative of DTC. The deposit of global securities with DTC and their registration in the name of Cede & Co. (or another name) effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC records reflect only the identity of the direct participants to whose accounts global securities are credited, which may or may not be the beneficial owners. The participants remain responsible for keeping account of their holdings on behalf of their customers.


   Delivery of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

   Neither DTC nor Cede & Co., nor another DTC nominee, will consent or vote with respect to the global securities. Under its usual procedures, DTC will mail an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the omnibus proxy).

   Principal, premium, if any, and interest payments on the global securities will be made to Cede & Co., or another nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit direct participants' accounts, upon DTC's receipt of funds and corresponding detail information from us or the paying agent, on the relevant payment date in accordance with the direct participants' respective holdings shown on DTC's records.

   Payments by participants to beneficial owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of the participant and not of DTC, the paying agent or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and interest to Cede & Co., or another nominee as may be requested by an authorized representative of DTC, is our responsibility or the responsibility of the paying agent, disbursement of those payments to direct participants is the responsibility of DTC, and disbursement of those payments to the beneficial owners is the responsibility of direct and indirect participants.

   A beneficial owner must give notice to elect to have its global securities purchased or tendered, through its participant, to the paying agent, and must effect delivery of the global securities by causing the direct participant to transfer the participant's interest in the global securities, on DTC's records, to the paying agent. The requirement for physical delivery of global securities in connection with a demand for purchase or a mandatory purchase will be deemed satisfied when the ownership rights in the global securities are transferred by direct participants on DTC's records.

   DTC may discontinue providing its services as securities depositary with respect to the debt securities at any time by giving reasonable notice to us or the transfer agent. If we do not appoint a successor securities depositary within 90 days, certificates representing debt securities will be printed and delivered in exchange for the debt securities represented by the global securities held by DTC.

   In addition, if we decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary), certificates representing debt securities will be printed and delivered in exchange for the debt securities represented by the global securities held by DTC.

   We have obtained the information in this section concerning DTC and DTC's book-entry system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

   Neither we nor any underwriter or agent, applicable trustee, paying agent or registrar of any debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Regarding the Trustee

   Bank One, National Association, formerly known as The First National Bank of Chicago, will be the trustee under the indenture, and we maintain banking relationships in the ordinary course of business with Bank One, National Association. Bank One, National Association also is a commercial lender under our credit facilities.


                            DESCRIPTION OF WARRANTS

   The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the warrants offered will be described in the applicable prospectus supplement.

General

   We may offer warrants independently or together with any series of debt securities offered by a prospectus supplement. Any warrants offered may be attached to or separate from the debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent under the applicable warrant agreement and in connection with the certificates for the warrants of the series, and the warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of the warrant certificates or beneficial owners of warrants. A copy of the form of warrant agreement, including the form of warrant certificates, is filed as an exhibit to the registration statement. The following summary of certain provisions of the forms of warrant agreement and warrant certificates does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the warrant agreement and the warrant certificates.

   The prospectus supplement relating to a particular series of warrants, if any, may contain the terms of the warrants, including, where applicable:

  . the offering price;

  . the currency or currencies in which the warrants are being offered;

  . the designation, aggregate principal amount, currency or currencies, denominations and other terms of the series of debt securities purchasable upon exercise of the warrants;

  . the designation and terms of the series of debt securities with which the warrants are being offered (if any) and the number of the warrants being offered with each debt security;

  . the date on and after which the warrants and the related series of debt securities will be transferable separately;

  . the principal amount of the debt securities purchasable upon exercise of each warrant and the price at which and currency or currencies in which the principal amount of debt securities may be purchased upon such exercise;

  . the date on which the right to exercise the warrants will commence and the date on which the exercise right will expire;

  . federal income tax consequences; and

  . any other terms of the warrants not inconsistent with the applicable warrant agreement.

   Warrants of any series will be exchangeable into warrants of the same series representing in the aggregate the number of warrants surrendered for exchange. Warrant certificates may be presented for exchange or transfer at the corporate trust office of the warrant agent for the series of warrants, or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the series of debt securities purchasable upon the exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon the exercise, or to enforce any of the covenants in the indenture.

Exercise of Warrants

   Each warrant will entitle its holder to purchase the principal amount of the related series of debt securities at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Warrants of a series may be exercised at the corporate trust office of the warrant agent for the series or any other office indicated in the applicable prospectus supplement at any time on or after the exercise date indicated in the prospectus supplement relating to the warrants and prior to 5:00 P.M., New York time, unless otherwise indicated in the applicable prospectus supplement, on the expiration date set forth in the prospectus supplement. After the close of business on the expiration date relating to the applicable series of warrants, unexercised warrants of the series will be void.

   Warrants of a series may be exercised by delivery to the appropriate warrant agent of payment, as provided in the applicable prospectus supplement, of the consideration required to purchase the principal amount of the series of debt securities purchasable upon the exercise of the warrants, together with certain information as set forth on the reverse side of the warrant certificate evidencing the warrants. The warrants will be deemed to have been exercised upon receipt of the exercise price, subject to the receipt of the warrant certificate evidencing the warrants within five business days. Upon receipt of payment and the warrant certificate, properly completed and duly executed, at the corporate trust office of the appropriate warrant agent or any other office indicated in the prospectus supplement relating to the series of warrants, we will, as soon as practicable, issue and deliver the principal amount of the series of debt securities purchasable upon exercise of the warrants. If fewer than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued and delivered for the remaining amounts of warrants.

                              PLAN OF DISTRIBUTION

   We may sell the securities in any of four ways:

  . directly to purchasers;

  . through agents;

  . through dealers; or

  . through one or more underwriters or a syndicate of underwriters in an underwritten offering.

   With respect to each series of securities, the following information will be set forth in, or may be calculated from the information set forth in, the related prospectus supplement:

  . the terms of any offering, including the name or names of any underwriters, dealers or agents, the purchase price of securities and the proceeds to us from such sale;

  . any underwriting discounts, selling commissions and other items constituting underwriters', dealers' or agents' compensation;

  . any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers or agents; and

  . any securities exchanges on which the securities of the series may be listed.

   Only underwriters named in the prospectus supplement are deemed to be underwriters in connection with the securities offered by the prospectus supplement.

   If we sell securities through underwriters, the underwriters will acquire the securities for their own account. The securities may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase securities will be subject to specified conditions precedent and the underwriters will be obligated to purchase all the securities offered by the prospectus supplement if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

   We may also sell the securities directly or through agents, which may also act as principals, which we may designate from time to time. Any agent involved in the offer or sale of the securities with regard to which this prospectus is delivered will be named, and any commissions we may pay to the agent will be set forth in, or may be calculated from the information set forth in, the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. In the case of sales we may directly make, no commission will be payable.

   If so indicated in a prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by specified institutions to purchase securities from us at the public offering price set forth in that prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject to the conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of the contracts.

   Agents and underwriters may be entitled under agreements entered into with us to indemnification by us against specified civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents or underwriters may be required to make with respect to the liabilities. Agents and underwriters may be customers of, engage in transactions with, or perform services for us or our affiliates in the ordinary course of business.

   We cannot guarantee that the securities will be listed on a national securities exchange or that, if listed, the listing will continue until the maturity of the securities. Also, some broker-dealers may make a market in the securities, but they will not be obligated to do so and may discontinue any market making at any time and without any notice to you. Further, we cannot assure you that any broker-dealer will be reasonably liquid or broad. If we know that the securities will be listed on an exchange or that a broker-dealer will make a market in the securities, we will include that information in the prospectus supplement.

                                 LEGAL MATTERS

   Legal matters relating to the securities will be passed upon for us by Roger
K. Scholten, our Senior Vice President, General Counsel and Assistant Secretary, and Sidley Austin Brown & Wood, Chicago, Illinois. Mr. Scholten is an officer and full-time employee of ours and the beneficial owner of our common stock.

                                    EXPERTS

   Our consolidated financial statements and schedule appearing in our Annual Report (Form 10-K) for the year ended December 31, 2000 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included in our Annual Report (Form 10-K) and incorporated herein by reference. These consolidated financial statements and schedule are incorporated herein by reference in reliance upon the report of Ernst & Young LLP given on the authority of said firm as experts in accounting and auditing.

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                                   $

                               MAYTAG CORPORATION

                  % Public Income NotES (PINES(R)) due 2031


[MAYTAG LOGO]

                               ----------------
                             PROSPECTUS SUPPLEMENT
                                        , 2001

                               ----------------

                              Salomon Smith Barney

                               ----------------

                           A.G. Edwards & Sons, Inc.
                                Lehman Brothers
                              Merrill Lynch & Co.
                             Prudential Securities

                         Banc One Capital Markets, Inc.

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                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distributions.

   The following table sets forth the expenses in connection with the issuance and distribution of the securities, other than underwriting discounts and commissions. All amounts are estimated except for the Securities and Exchange Commission registration fee.

      Securities and Exchange Commission registration fee............. $187,500
      Accounting fees.................................................    5,000
      Trustee's fees and expenses.....................................    3,000
      Printing, distribution, and engraving fees......................   75,000
      Rating agency fees..............................................  225,000
      Legal fees and expenses.........................................   50,000
      Miscellaneous...................................................    4,500
                                                                       --------
          Total....................................................... $550,000
                                                                       ========

Item 15. Indemnification of Directors and Officers.

   Section 145 of the Delaware General Corporation Law ("DGCL") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding; provided, that, such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

   The Registrant's Restated Certificate of Incorporation provides that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Delaware law. In accordance with Section 102(b)(7) of the DGCL, the Registrant's Restated Certificate of Incorporation provides that no directors of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director except for (i) breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividends under Section 174 of the DGCL or (iv) transactions from which the director derives an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

   The Registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any capacity, or arising out of his status as such, whether or not the Registrant would have the power to indemnify him against such liability under the provisions of the Restated Certificate of Incorporation.

   Pursuant to Section 145 of the DGCL and the Registrant's Restated Certificate of Incorporation, the Registrant maintains directors' and officers' liability insurance coverage.

   The Registrant expects that any underwriting agreement or distribution agreement relating to the Securities will provide for indemnification of directors and officers of the Registrant by the underwriters or agents, as the case may be, against certain liabilities.

Item 16. Exhibits.

   Exhibits marked with an asterisk (*) are incorporated by reference to documents previously filed by the Registrant with the Securities and Exchange Commission, as indicated. Exhibits marked with a (+) were previously filed. All other documents listed are filed with this registration statement.



      Exhibit
      Number                        Description of Exhibit
      -------                       ----------------------
      *4.3     Indenture dated as of January 15, 1987 between the Registrant and The First National Bank of Chicago (incorporated by
               reference to the Registrant's Quarterly Report on Form 10-Q for
               the quarter ended June 30, 1987 (File No. 1-00655)).
      *4.4     Form of proposed debt securities (included in Exhibit 4.3 at pages 13-21) (incorporated by reference to the Registrant's
               Quarterly Report on Form 10-Q for the quarter ended June 30,
               1987 (File No. 1-00655)).
      *4.5     Forms of proposed Warrant Agreement (including form of Warrant
               Certificates)
               (incorporated by reference to Exhibit 4.6 to the Registrant's
               Registration Statement on Form S-3 (File No. 33-35219)).
      +5.1     Opinion of Sidley Austin Brown & Wood.
     +12.1     Statement of Computation of Ratios of Earnings to Fixed Charges.
      23.1     Consent of Ernst & Young LLP.
     +23.2     Consent of Sidley Austin Brown & Wood (included in Exhibit 5).
     +24.1     Powers of Attorney.
     +25.1     Form T-1 Statement of Eligibility of Bank One, National
               Association (formerly known as The First National Bank of
               Chicago) under the Trust Indenture Act of 1939.


Item 17. Undertakings.

(a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes that:


     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.


     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, State of Iowa, on July 27, 2001.


                                          Maytag Corporation

                                                 /s/ Ralph F. Hake

                                          By: _________________________________

                                                     Ralph F. Hake

                                                Chairman and Chief Executive
                                                           Officer



   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated as of July 27, 2001.



                Signature                                     Title
                ---------                                     -----


          /s/ Ralph F. Hake                  Chairman and Chief Executive Officer and
__________________________________________     Director (principal executive officer)
              Ralph F. Hake

                    *                      Executive Vice President and Chief Financial
__________________________________________     Officer (principal financial officer)
              Steven H. Wood

                    *                        Vice President and Corporate Controller
__________________________________________         (principal accounting officer)
             Vitas A. Stukas

                    *                                        Director
__________________________________________
             Barbara R. Allen

                    *                                        Director
__________________________________________
           Howard L. Clark, Jr.

                    *                                        Director
__________________________________________
               Lester Crown

                    *                                        Director
__________________________________________
            Leonard A. Hadley

                    *                                        Director
__________________________________________
             Wayland R. Hicks

                 Signature                                     Title
                 ---------                                     -----

                     *                                       Director
___________________________________________
              William T. Kerr

                     *                                       Director
___________________________________________
            Bernard G. Rethore

                     *                                       Director
___________________________________________
              W. Ann Reynolds

                     *                                       Director
___________________________________________
           Neele E. Stearns, Jr.

                     *                                       Director
___________________________________________
           Fred G. Steingraber

      /s/ Roger K. Scholten                                  Attorney-in-Fact
 *By:____________________________
        Roger K. Scholten


                                 EXHIBIT INDEX
                           TO REGISTRATION STATEMENT
                                  ON FORM S-3

                               MAYTAG CORPORATION


      Exhibit
      Number                        Description of Exhibit
      -------                       ----------------------
      *4.3     Indenture dated as of January 15, 1987 between the Registrant and The First National Bank of Chicago (incorporated by
               reference to the Registrant's Quarterly Report on Form 10-Q for
               the quarter ended June 30, 1987 (File No. 1-00655)).
      *4.4     Form of proposed debt securities (included in Exhibit 4.3 at pages 13-21) (incorporated by reference to the Registrant's
               Quarterly Report on Form 10-Q for the quarter ended June 30,
               1987 (File No. 1-00655)).
      *4.5     Forms of proposed Warrant Agreement (including form of Warrant
               Certificates) (incorporated by reference to Exhibit 4.6 to the
               Registrant's Registration Statement on Form S-3 (File No. 33-
               35219)).
      +5.1     Opinion of Sidley Austin Brown & Wood.
     +12.1     Statement of Computation of Ratios of Earnings to Fixed Charges.
      23.1     Consent of Ernst & Young LLP.
     +23.2     Consent of Sidley Austin Brown & Wood (included in Exhibit 5).
     +24.1     Powers of Attorney.
     +25.1     Form T-1 Statement of Eligibility of Bank One, National
               Association (formerly known as The First National Bank of
               Chicago) under the Trust Indenture Act of 1939.

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              Exhibits marked with an asterisk (*) are incorporated by reference to documents previously filed by the Registrant with the Securities and Exchange Commission, as indicated. Exhibits marked with a (+) were previously filed by the Registrant. All other documents listed are filed with this registration statement.